UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018 (January 18, 2018)

CLOUD SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Park Plaza, Suite 400

Irvine, CA 92614

(Address of principal executive office)

(949) 769-3536

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03   Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On January 18, 2018, US-China Biomedical Technology, Inc. – a Nevada corporation incorporated on January 11, 2018, and our wholly-owned subsidiary – merged with and into us, Cloud Security Corporation (the “Company”) pursuant to an Agreement and Plan of Merger. In connection with the merger, our Articles of Incorporation were effectively amended to change our name to “US-China Biomedical Technology, Inc.” by and through the filing of Articles of Merger which are filed herewith as Exhibit 3.1.  This parent-subsidiary merger was approved by us, the parent, in accordance with Nevada Revised Statutes Section 92A.180. Stockholder approval was not required.  This amendment has been filed and is anticipated to become effective on before January 30, 2018.

Item 8.01 Other Events

Corporate Name Change and Symbol Change

In addition to the Company’s approval of the parent-subsidiary merger and the concurrent corporate name change, on January 22, 2018, the Company filed a corporate action with FINRA to change to the Company’s OTC trading symbol (the “Symbol Change”) and to have the name change to “US-China Biomedical Technology, Inc.” processed. The Company’s Board of Directors voted to approve the Symbol Change on January 18, 2018, and in accordance with the Nevada Revised Statutes, no shareholder approval was required. The Symbol Change would change the Company’s current symbol from “CLDS” to “UCBC,” or, if unavailable, either “UCBB” or “UCBT,” pending FINRA’s confirmation.

Item 9.01   Financial Statements and Exhibits.

(d)        Exhibits.

3.1	Articles of Merger

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD SECURITY CORPORATION (Registrant)

Date: January 24, 2018	By:	/s/ Qingxi Huang
Qingxi Huang, President and Chief Executive Officer

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